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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 28, 1992, on certain financial statements and schedules of BancTec, Inc. for the year ended March 29, 1992, included in BancTec, Inc.'s Form 10-K for the year ended March 27, 1994, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption "Experts" in this registration statement.



                                              ERNST & YOUNG LLP


Dallas, Texas
March 30, 1995